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                                                                   EXHIBIT 10.21

                     AMENDMENT TO DEALERTRACK HOLDINGS, INC.

                             2001 STOCK OPTION PLAN

            1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the DealerTrack Holdings, Inc. 2001 Stock Option Plan (the "Plan").

            2. Shares of Stock Subject to the Plan. Section 3(a) of the Plan is hereby amended by replacing the number of shares of Common Stock subject to the Plan in the first sentence of such Section 3(a) from "8,510,455" to "13,061,000".

            3. Joinder to Stockholders' Agreement. Section 8(d) of the Plan is hereby amended by inserting the words "Amended and Restated" before the phrase "Stockholders' Agreement" in the first sentence of such Section 8(d) and replacing the date of "August 10, 2001" with the phrase "as of December 28, 2001" in the same sentence thereof.

            4. Restrictions on Options and Optioned Shares. The legend in
Section 10(c) of the Plan is hereby amended by inserting the words "Amended and Restated" before the phrase "Stockholders' Agreement" in the first sentence of the second paragraph of such legend and replacing the date of "August 10, 2001" with the date of "December 28, 2001" in the same sentence thereof.